Exhibit A
                                                                       ---------


                                    AGREEMENT





BETWEEN:



Mevra Beheer BV, a company organised under the laws of the Netherlands, having its registered office at 3439 MG Nieuwegein, Galvanibaan, 1-3, Netherlands, registered at Registry of Commerce under number 30127674, represented by Mr. Walter Vandeputte, its chairman, and by Mr. Eric Vandoninck, its director, duly empowered,

     (hereafter the "Promissor")

                                                              OF THE FIRST PART,



Protection Participation, a French societe civile having its registered office at Z.I Paris Nord II, 13 rue de la Perdrix, 93290 Tremblay-en-France, registered at the commercial companies registry of Bobigny under number D 432 081 503, represented by Mr. Philippe Bacou, its gerant, duly empowered,

     (hereafter the "First Beneficiary"),



Hobar Corporation NV, a company organised under the laws of The Netherlands Antilles established at Curacao, Caracasbaaiveg 201, registered at the Chamber of Commerce of Curacao under number 60551, represented by its General Manager CTF Corporation NV, itself represented by Mr. Adrien W. Hebert, duly empowered,

     (hereafter the "Second Beneficiary"),

Sauvagarde LLC, a Delaware limited liability company, having its offices at 250 Royal Palm Way, Palm Beach, Florida, USA, represented by Mr. Adrien W. Hebert, duly empowered,

     (hereafter, the "Third Beneficiary"),

         The First Beneficiary,  Second Beneficiary and Third Beneficiary acting
severally   and  not  jointly  and  hereafter   together   referred  to  as  the
"Beneficiaries".

                                                             OF THE SECOND PART,



AND



Vandeputte International NV, a company organised under the laws of Belgium, having its registered office at Binnensteenweg, 160, B-2530, Boechout, Belgium, registered at the Registry of Commerce of Antwerp under number n(degree) 322 211, represented by Mr. Walter Vandeputte, duly empowered,

     (hereafter referred to as the "Guarantor")

                                                              OF THE THIRD PART.





WHEREAS:



     The Promissor holds, as full owner and free from all rights and encumbrances, 470,953 shares (hereafter the "Shares") in the company Bacou S.A., a French societe anonyme with a capital of FRF 136,038,870, having its registered office at 168 avenue des Aureats, 26000 Valence, registered at the commercial companies registry of Romans under number 348.982.307 (hereafter the "Company"), representing 38.08% of the shares of the Company.

     In anticipation of a contemplated direct or indirect transfer of ownership of more than 90% of the shares of the Company to an unrelated third party buyer (the occurrence of such transfer of ownership hereafter the "Transfer of Control of the Company"), the Promissor is prepared to grant to the Beneficiaries an irrevocable option to purchase all, but not part of the Shares, and the Beneficiaries are prepared to accept the grant of such option, on the terms and conditions set forth herein. In relation to the Transfer of Control of the Company, the Beneficiaries contemplate a proposed valuation of the Company of at least three billion French Francs (FRF 3,000,000,000).

     The Guarantor,  which controls the issued share capital of the Promissor is
prepared  to  guarantee  jointly  and  severally  the  Promissor's   obligations
hereunder, on the terms and conditions set forth below.

     The Promissor and the Guarantor have remitted on the date hereof to the Beneficiaries the legal opinions in the form attached at Annex 2 hereto, from competent counsel for the Promissor and the Guarantor.


IT IS NOW HEREBY AGREED AS FOLLOWS:



1.   OPTION

     1.1    Option to Purchase the Shares

     On the date hereof, the Promissor hereby irrevocably grants to the First Beneficiary an option to purchase 94,191 Shares (the "First Beneficiary Option"), free from all pledges, liens, rights or claims of any nature whatsoever (subject only to the matters contained in Article 4 below), which is hereby accepted as an option to purchase by the First Beneficiary;

     On the date hereof, the Promissor hereby irrevocably grants to the Second Beneficiary an option to purchase 188,381 Shares (the "Second Beneficiary
Option"), free from all pledges, liens, rights or claims of any nature whatsoever (subject only to the matters contained in Article 4 below), which is hereby accepted as an option to purchase by the Second Beneficiary;

     On the date hereof, the Promissor hereby irrevocably grants to the Third Beneficiary an option to purchase 188,381 Shares (the "Third Beneficiary
Option"), free from all pledges, liens, rights or claims of any nature whatsoever (subject only to the matters contained in Article 4 below), which is hereby accepted as an option to purchase by the Third Beneficiary;

     the  First  Beneficiary   Option,   Second  Beneficiary  Option  and  Third
Beneficiary Option hereafter together referred to as the "Option".

     1.2    Exercise of the Option

     (a) The Beneficiaries shall be entitled to exercise the Option at any time from September 1, 2000 to December 31, 2000 (the "Option Period"). The First Beneficiary Option, Second Beneficiary Option and Third Beneficiary Option shall be exercised on the same date and for the purchase of all of the Shares. For this purpose the First Beneficiary and Third Beneficiary hereby irrevocably grant to the Second Beneficiary the right to exercise the First Beneficiary Option and Third Beneficiary Option respectively in their names and on their behalf at the time of exercise by the Second Beneficiary of the Second Beneficiary Option.

     (b) The notification of exercise of the Option to the Promissor in the manner set forth in Article 11.3 shall constitute the transfer of ownership of 94,191 Shares to the First Beneficiary, 188,381 Shares to the Second Beneficiary and 188,381 Shares to the Third Beneficiary.

     (c) Upon the date of notification of exercise of the Option to the Promissor (the "Exercise Date"), the following actions shall occur and take place in the offices of White & Case, Paris, or such other place as the parties may agree:

     (i) the Promissor shall sign and deliver to the Second Beneficiary share transfer forms evidencing the transfer of ownership of 94,191 Shares to the First Beneficiary, 188,381 Shares to the Second Beneficiary and 188,381 Shares to the Third Beneficiary ;

     (ii) the Promissor shall also deliver to the Second Beneficiary all documents required to demonstrate the Beneficiaries' full ownership of the Shares as of the Exercise Date.

     (d) Following the exercise of the Option, the purchase price for the Shares shall be paid in accordance with Article 1.3 below.

     (e) As from the Exercise Date, the Beneficiaries shall place the Shares in escrow in accordance with Article 5 below, to be held in escrow until the Closing (as such term is defined in Article 2).

     (f) In the event that the Promissor does not fulfil its obligations as set forth in Article 1.2 (c) above two (2) days after having been placed on notice by the Second Beneficiary, any one of the Beneficiaries shall have the possibility, if appropriate in the circumstances (and without prejudice to damages and interest to which they will be entitled), to request from the President of the Tribunal de Commerce de Paris in summary proceedings ("refere"), specific performance ("execution forcee") of the obligations set forth in Article 1.2(c) above.

     1.3    Purchase Price

     (a) The purchase price for the purchase of all of the Shares following exercise of the Option is nine hundred and sixty million French Francs (FRF 960,000,000) plus interest determined in accordance with Article 1.3 (c) below (hereafter the "Price").

     (b) The Price shall be paid as follows:

     At the Closing, and subject to the matters set forth in Article 1.5, (i) the First Beneficiary shall deliver to the Promissor a bank check for the amount of twenty percent (20%) of the Price, the Second Beneficiary shall pay an amount equal to forty percent (40%) of the Price, (ii) the Second Beneficiary effecting such payment by paying an amount of LUF 1,650,000,000 plus, for the period between October 1, 2000 and April 1, 2001, or the date of Closing, whichever occurs earlier, interest calculated on three month Euribor plus one percent (1%), and for the period between April 1, 2001 and the date of Closing, interest calculated on three month Euribor plus three percent (3%), interest being calculated on the effective number of days elapsed, to Alesia S.A., a Luxembourg company, having its registered office at Rue Aldringen 14, Luxembourg, by wire transfer to Alesia S.A. bank account, as shall be notified by Alesia S.A., the balance of the payment of the price to be paid by the Second Beneficiary being paid by bank check delivered to the Promissor, such payment stipulation in favour of Alesia shall be construed as a "stipulation pour autrui", accepted by Alesia, it being specified for the sake of clarity that the Second Beneficiary shall have no obligation whatsoever to make any payment to Alesia in the event the Price is not due and payable, including following termination of the purchase of the Shares in accordance with Article 3 below, and that the Second Beneficiary may oppose to Alesia all the exceptions that it may oppose to the Promissor hereunder, and (iii) the Third Beneficiary shall pay an amount of forty percent (40%) of the Price;

     (c) The amount of nine hundred and sixty million French Francs (FRF 960,000,000) less the Deposit (as defined in Article 1.5) shall bear interest at the Euribor rate (1 year) as shown on the Telerate screen (currently page 248) under the aegis of the Banking Federation of the European Union at approximately 11 a.m. (Brussels time) on December 1, 2000, plus a margin of 1% per annum, as from December 1, 2000 until the date of Closing, such interest being calculated on the basis of the actual number of days elapsed in a 365-day year.

     1.4    Supplementary Price

     (a) In the event that the Transfer of Control of the Company occurs on or prior to March 31, 2001 (or upon election by the Second Beneficiary to extend such period as set forth in Article 2, on or prior to June 30, 2001) the Price shall be increased by a supplementary price (hereafter the "Supplementary Price") calculated on the basis of the Bacou SA Value (as defined in paragraph
(c) hereafter), as follows:

     (i) if the Bacou S.A Value is less than or equal to three billion one hundred and fifty thousand French Francs (FRF 3,150,000,000), then:

            the Supplementary Price shall be zero.

     (ii) If the Bacou S.A Value is greater than three billion one hundred and fifty thousand French Francs (FRF 3,150,000,000), but less than or equal to four billion French Francs (FRF 4,000,000,000), then:

            Supplementary Price = 85% [Bacou S.A. Value - (FRF 3,150,000,000)] x 38.08%.

     (iii) If the Bacou S.A Value is greater than four billion French Francs (FRF 4,000,000,000), then:

            Supplementary Price = (FRF 275,128,000) + 90% [Bacou S.A. Value - (FRF 4,000,000,000)] x 38.08%.

     (b) The First Beneficiary shall pay to the Promissor twenty percent (20%) of the Supplementary Price by the remittance to the Promissor of a bank check on the date of receipt by the First Beneficiary of its share of the total payment of the definitive price for the Transfer of Control of the Company in freely available funds, the Supplementary Price not bearing interest.

          The Second Beneficiary shall pay to the Promissor forty percent (40%) of the Supplementary Price by the remittance to the Promissor of a bank check on the date of receipt by the Second Beneficiary of its share of the total payment of the definitive price for the Transfer of Control of the Company in freely available funds, the Supplementary Price not bearing interest.

          The Third Beneficiary shall pay to the Promissor forty percent (40%) of the Supplementary Price by the remittance to the Promissor of a bank check on the date of receipt by the Third Beneficiary of its share of the total payment of the definitive price for the Transfer of Control of the Company in freely available funds, the Supplementary Price not bearing interest.

     (c) The Bacou SA Value (the "Bacou SA Value") shall equal the difference between:

     (a) the product of (i) the transfer price per share of the Company (following adjustment, if necessary) paid by the third party buyer to the shareholders of the Company in the Transfer of Control of the Company and
     (ii) the number of shares of the Company giving, at the date of completion of the Transfer of Control of the Company, control of all of the shares and the voting rights of the Company, and

     (b) the sum of (x) all of the duly documented expenses relating to the Transfer of Control of the Company, as reasonably (the term "reasonably" being construed with reference to international transactions of a similar scale and nature) incurred by all of the transferors, direct or indirect shareholders of Bacou S.A. and by Bacou USA Inc. (including the fees and expenses of advisors, lawyers and investment banks) and (y) a fixed amount of FRF 150,000,000 to account for bonus and incentive payments to employees of Bacou SA and its subsidiaries.

          In the event of payment by the third party buyer of all or part of the transfer price in a currency other than French francs, the applicable exchange rate shall be the Euro / currency exchange rate published by the French central bank ("Banque de France") on the date of Closing, as published in the French "Journal Officiel".

          In the event of payment by the third party buyer of all or part of the transfer price in listed securities, including stocks, bonds, financial instruments or other securities (together the "Securities"), the value to be retained for the calculation of the Bacou S.A. Value shall be for each category of Securities the amount equal to the aggregate proceeds from the disposal by the Beneficiaries of Securities of such category, net of all expenses reasonably (the term "reasonably" being construed with reference to transactions of a similar scale and nature) incurred by the Beneficiaries relating to such disposal (including in relation to any mechanism entered into to protect against market fluctuation), multiplied by a fraction the numerator of which is the aggregate number of Securities of such category remitted by the third party buyer and the denominator of which is the number of Securities of such category remitted by the third party buyer to the Beneficiaries, it being specified that the Beneficiaries shall (i) dispose of the Securities as soon as possible following the expiration of any applicable lock-up period, (ii) protect as far as financially reasonable the proceeds of the disposal of such Securities against market fluctuations and (iii) only dispose of the Securities on a stock exchange or in a private placement transaction in accordance with any applicable rules and market practices. The Beneficiaries shall consult with the Promissor in respect of their decisions regarding disposal of the Securities.

          The Beneficiaries agree to disclose to the Promissor all relevant terms of the agreement with a third party buyer necessary to assess the Bacou SA Value, the Promissor hereby agreeing to keep such information confidential and to use it solely for the purpose of the determination of the Bacou SA Value.

          In the event of disagreement over the establishment of the Bacou S.A Value, the parties agree that all disputes shall be submitted to an expert (hereafter referred to as the "Expert"). The parties agree that the Expert shall be Salustro Reydel. However, if Salustro Reydel is unable to act as Expert for any reason whatsoever, the Expert shall be chosen by common accord of the Beneficiaries and the Promissor, or in the event of failure within the eight (8) days following the written demand of either of the Beneficiaries or the Promissor to designate an Expert, by an order from the President of the Tribunal de Commerce de Paris presiding as in summary proceedings, from among the internationally renowned accounting firms operating in France.

          The Expert shall act as an independent expert with the mandate of the parties in accordance with the terms of Article 1592 of the Civil Code and his decisions shall be binding, except in the case of manifest error. The Expert's function shall be limited to the resolution of any disagreement as to the determination of the Bacou S.A. Value by applying the principles set forth in this Article 1.4 and the Expert shall notify his decision to the Beneficiaries and the Promissor as soon as possible. The Expert's fees shall be shared equally between the Beneficiaries, on the one hand, and the Promissor, on the other hand.

     (d) For the sake of clarity, it is specified that the Beneficiaries shall, within the period stipulated in Article 2, use their best efforts to effect a Transfer of Control of the Company (such efforts to include (i) a concerted active search for a third party buyer, either directly or with the assistance of a third party which renders investment services and (ii) liaison with and assistance to the majority shareholder of the Company in relation to the search for a third party buyer and the negotiation with such third party buyer), and shall have the right (but not the obligation) to effect a Transfer of Control of the Company with a Bacou S.A. Value of below three billion one hundred and fifty million French Francs (without affecting the amount of the Price).

     1.5    Deposit

     (i) The First Beneficiary shall pay to the Promissor an amount of seven million French Francs (the "First Beneficiary Deposit").

          The Second Beneficiary shall pay to the Promissor an amount of fourteen million French Francs (the "Second Beneficiary Deposit").

          The Third Beneficiary shall pay to the Promissor an amount of fourteen million French Francs (the "Third Beneficiary Deposit").

          The First Beneficiary Deposit, Second Beneficiary Deposit and Third Beneficiary Deposit are hereafter together referred to as the "Deposit". The payment of the Deposit shall be made for an amount of LUF 200,000,000 to Alesia SA by wire transfer to Alesia SA, bank account as shall be notified by Alesia S.A., and the balance to the Guarantor, acting in the name of and for the account of the Promissor. The payment of the Deposit shall occur on September 1, 2000, provided that if on September 1, 2000, the Promissor has breached any of its obligations hereunder or any of its representations and warranties set forth herein, then no payment of the Deposit shall occur until the Promissor has completely remedied such breach and failure of the Promissor to have remedied such breach by September 15, 2000, shall relieve the Beneficiaries of their obligation to pay the Deposit and provided further that, if the Exercise Date occurs on September 1, 2000, and the Promissor has not on such date sold the Shares to the Beneficiaries free from all pledges, liens, options, rights or claims of any nature whatsoever or has not complied with any of its obligations set forth in Article 1.2(c), then the Deposit shall only be paid upon satisfaction of such obligations by the Promissor, and failure of the Promissor to satisfy all of the above obligations on or before September 4, 2000 shall relieve the Beneficiaries of their obligation to pay the Deposit.

     (ii) If the Closing occurs on or prior to March 31, 2001, then the Promissor shall retain the Deposit and the First Beneficiary Deposit shall be offset against the amount of the Price payable by the First Beneficiary as set forth in Article 1.3(b), the Second Beneficiary Deposit shall be offset against the amount of the Price payable by the Second Beneficiary as set forth in
Article 1.3(b) and the Third Beneficiary Deposit shall be offset against the amount of the Price payable by the Third Beneficiary as set forth in Article 1.3(b).

     (iii) In the event that the Closing does not take place on or prior to March 31, 2001 and the Second Beneficiary does not elect to extend the date for Closing to June 30, 2001, then 50% of the Deposit shall be retained by the Promissor and 50% of the Deposit shall be immediately repaid by the Promissor to the Beneficiaries (i.e., FRF 3,500,000 to the First Beneficiary, FRF 7,000,000 to the Second Beneficiary and FRF 7,000,000 to the Third Beneficiary); the Second Beneficiary shall promptly notify the Promissor, the First Beneficiary and the Third Beneficiary of such election.

     (iv) In the event that the Closing does not take place on or prior to March 31, 2001 and the Second Beneficiary elects to extend the date for Closing to June 30, 2001, then (a) in the event that the Closing does not take place on or prior to June 30, 2001, then the Deposit shall be retained by the Promissor or
(b) in the event that the Closing takes place on or prior to June 30, 2001, then the Promissor shall retain the Deposit and the First Beneficiary Deposit shall be offset against the amount of the Price payable by the First Beneficiary set forth in Article 1.3(b), the Second Beneficiary Deposit shall be offset against the amount of the Price payable by the Second Beneficiary set forth in Article 1.3(b) and the Third Beneficiary Deposit shall be offset against the amount of the Price payable by the Third Beneficiary set forth in Article 1.3(b); the Second Beneficiary shall promptly notify the Promissor, the First Beneficiary and the Third Beneficiary of such election.



2.   CLOSING

     The closing (the "Closing") shall occur on the date of occurrence of the Transfer of Control of the Company.

     If no Transfer of Control of the Company has occurred on March 31, 2001, the Second Beneficiary may elect to extend the date until which the Transfer of Control of the Company can occur to June 30, 2001, by notification of such election to the Promissor and to the First Beneficiary and the Third
Beneficiary, which notification shall be binding on the Promissor, the First Beneficiary and the Third Beneficiary.

     At the Closing, the Beneficiaries shall pay the Price in the manner set forth in Article 1.3(b).

     If no Transfer of Control of the Company occurs, then any one of the Beneficiaries shall notify the Promissor of the non-occurrence of the Closing.


3.   CONDITION SUBSEQUENT ("Clause Resolutoire")

     In the event that either (a) the Closing does not occur on March 31, 2001 at the latest and the Second Beneficiary does not elect to extend the date for Closing to June 30, 2001, as provided for in Article 2 above, or (b) the Closing does not occur on June 30, 2001 at the latest, then the purchase by each Beneficiary of the Shares purchased by such Beneficiary following exercise of the Option in accordance with Article 1.2 above, shall be automatically ("automatiquement et de plein droit") terminated, such termination being effective, without retroactive effect, in the event of (a) above on April 1, 2001 and in the event of (b) above, on July 1, 2001 (each such date being hereafter referred to as the "Date of Sale").

     The Beneficiaries and the Promissor agree that following such termination, all Beneficiaries shall have, as their sole obligation hereunder, to surrender on the Date of Sale all the Shares purchased pursuant to their exercise of the Option and the Promissor shall, on the Date of Sale, refund the Deposit or part thereof, as provided in Article 1.5.

4.   PLEDGE OF THE SHARES

     The Promissor hereby undertakes to pledge the Shares in favour of the Beneficiaries on the date hereof, such pledge in the form attached as Annex 3.

5.   ESCROW ACCOUNT

     The Promissor and the Beneficiaries hereby agree that on the Exercise Date the Shares shall be placed in escrow accounts (the "Escrow Accounts") opened by the Beneficiaries with the Company acting as escrow agent, provided that the Shares shall be automatically released from the Escrow Accounts at the Closing or on the Date of Sale.

6.   COVENANTS

     (a) The Beneficiaries and the Promissor hereby covenant to use their best efforts to cause:

     (i) the Company to grant, subject to the occurrence of the Closing, a pre-emption right to the Promissor relating to all of the shares held by it in the capital of the company Bacou Developpement, a societe anonyme with a capital of FRF 150 million having its registered office at 76, Cours Tolstoi, Batiment D, le Tolstoi, 69100 Villeurbanne, registered at the Nimes commercial companies registry under number 324.397.363 (hereafter "Bacou Developpement"), in the event of transfer of its entire participation in Bacou Developpement to a third party, the principal terms of which are set forth in Annex 1, following approval of the operation in accordance with the applicable legal conditions.

     (ii)   Bacou  International,   a  Dutch  company  with  a  capital  of  DFL
            2,000,000, having its registered office at Zwijondrecht, The Netherlands, registered at the Dorcrecht commercial companies registry under number 230 196 96 (hereafter "Bacou International") to sell to the Promissor, subject to the occurrence of the Closing and to the obtaining of any required third party consents, all of the shares owned by it in the company ASP, an Austrian company, with a capital of ATS 1,000,000, having its registered office at Johannesstrasse 49, 7082 Donnerskirchen, Austria, registered at the Handel register Eisenstadt under number 82193 Y, for a price payable in cash corresponding to the cost price as determined from the accounts of Bacou International closed as at December 31, 1999;

     (b) The Promissor and the Guarantor shall notify the Beneficiaries immediately and in writing of any problem which might arise or the existence of which becomes known following the date of this agreement and which could require a modification of the representations and warranties hereafter or set forth in the attached Annexes.

     (c)  The  Guarantor   hereby  jointly  and  severally   guarantees  to  the
Beneficiaries the full and prompt performance by the Promissor of its obligations under Article 1, such guarantee remaining in full force and effect until satisfaction by the Promissor of all of its obligations under Article 1.

     (d) Prior to the transfer of the Shares to the Beneficiaries, the Promissor hereby undertakes not to transfer, secure, pledge or settle or promise any rights in connection with any of the Shares which would benefit any third party or person.

7.   REPRESENTATIONS AND WARRANTIES OF THE PROMISSOR AND THE GUARANTOR

     The Promissor and the Guarantor hereby jointly and severally ("solidaire et indivisible") represent and warrant at the date hereof as to the matters set forth in this Article 7. In addition, the Promissor and the Guarantor hereby agree that they shall be considered as having repeated these representations and warranties on September 1, 2000, at the Exercise Date and at the date of Closing unless specifically provided for in this Article 7. The fact that certain information is or has been brought to the attention of the Beneficiaries before the Closing shall under no circumstances limit the extent of the representations and warranties set forth below and the obligation of indemnification of the Promissor and the Guarantor.

     7.1    Constitution

     The Promissor is duly constituted and validly existing under the laws of the Netherlands with full corporate power and authority to own its assets and carry on its business as currently conducted. The Promissor and the Guarantor have full corporate power and authority to execute and perform this agreement as well as all other agreements and documents necessary to effect this agreement, and to carry out the operations required herein and in these other agreements and documents.

     7.2    Authorisation, Competence

     The representatives of the Promissor and of the Guarantor have been duly authorised to sign this agreement and all agreements and documents referred to herein, as well as to effect all of the operations set forth herein or in these agreements and documents.

     7.3    Ownership of the Shares

     On the date hereof and immediately prior to the exercise of the Option, the Shares are fully owned by the Promissor and are free of all liens, pledges, rights or claims of any nature whatsoever (with the exception of the matters set forth in Article 4 above) and upon exercise of the Option, the full ownership of the Shares shall be transferred to the Beneficiaries free of all liens, pledges, rights or claims of any nature whatsoever. The Shares were validly transferred from Alesia S.A. and all the other sellers to the Promissor, and this transfer did not result in any violation or breach of (i) any law, regulation, decree or directive applicable to Alesia S.A., the other sellers or the Promissor, (ii) any decision of a court or administrative authority or any regulatory authority binding upon Alesia S.A, the other sellers or the Promissor, or (iii) any contract or agreement to which Alesia S.A., the other sellers or the Promissor is a party. The right of the Promissor to full ownership of the Shares on the date hereof and immediately prior to the exercise of the Option does not risk being called into question, in any manner whatsoever, by a third party.

     7.4    Absence of Restrictions on the Promissor

     Neither the execution nor the performance of this agreement shall entail the violation or breach of (i) any law, regulation, decree or directive, (ii) any decision of a court or an administrative authority or any other regulatory authority which binds the Promissor, or (iii) any contract or agreement to which the Promissor is a party. No legal or administrative authorisation from any regulatory authority is necessary to enable the Promissor to fulfil its obligations hereunder. In particular, neither the execution nor the performance of this agreement shall entail a violation or breach of any agreement entered into between the Promissor and Alesia S.A., including the share purchase agreement dated July 3, 2000, and upon payment to Alesia SA of the amount provided for in Section 1.3(b), Alesia S.A. shall have no right or claim of any nature whatsoever against the Promissor under the share purchase agreement dated July 3, 2000.

     7.5    Absence of Restrictions on the Guarantor

     The Guarantor is duly constituted and validly existing under the laws of Belgium with full power and authority to own its assets and carry on its business as currently conducted.

     The Guarantor has full power and authority to execute and perform this agreement. Neither the execution nor the performance of this agreement shall cause the violation or breach of (i) any law, regulation, decree or directive,
(ii) any decision of a court or an administrative authority or of any other regulatory authority, which binds the Guarantor, or (iii) any contract or agreement to which the Guarantor is a party or by which its patrimony is committed.

     7.6    Enforceability

     This agreement constitutes the legal, valid and binding obligation of the Promissor and the Guarantor, enforceable in accordance with its terms.

     7.7    Relations between the Guarantors and the Promissor

     The Guarantor controls the entire share capital of the Promissor and therefore has a direct patrimonial interest in the sale of the Shares. The Guarantor is in addition directly involved in the Promissor's business and is fully conversant with its activity.

8.   REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARIES

     Each Beneficiary represents to the Promissor as follows:

     8.1    Constitution

     It is duly constituted and validly existing under the laws of its country of incorporation with full corporate power and authority to conclude this purchase agreement as well as all other agreements and documents necessary to effect this agreement, and to carry out the operations required herein and in these other agreements and documents.

     8.2    Authorisation, Competence

     Its representative has been duly authorised to sign this agreement and all agreements and documents referred to herein, as well as to effect all of the operations set forth herein or in these agreements and documents.

9.   COMMON DECLARATIONS OF THE PROMISSOR, THE GUARANTOR AND THE BENEFICIARIES

     The Promissor, the Guarantor and the Beneficiaries declare that they are fully informed as regards the situation of the Company and the steps which have been taken to date to prepare the Transfer of Control of the Company to a third party.

10.  INDEMNIFICATION

     10.1   Obligations of Indemnification

     The Promissor and the Guarantor undertake irrevocably, jointly and severally ("solidaire et indivisible") to indemnify each of the Beneficiaries, upon any of the Beneficiaries' first demand, for the amount of all prejudice and costs incurred resulting from any breach on their part of any one of the representations and warranties set forth in Article 7 above.

     For any breach of the representations and warranties set forth in Article 7 above, a claim by any of the Beneficiaries shall be made in accordance with
Article 10.2(a) below against the Promissor and the Guarantor within no later than sixty days following the expiry of the applicable legal prescription period.

     The total amount of any indemnity resulting from any claim in accordance with this Article 10.1 shall be payable by the Promissor and/or the Guarantor directly to the Beneficiaries and shall include all fees and expenses, including but not limited to legal fees reasonably incurred by the Beneficiaries in assessing their rights.

     10.2   Notification of Claims

     (a) Any one of the Beneficiaries shall notify the Promissor and the Guarantor in writing of all prejudice (actual or potential) which could give rise to a claim for indemnification under this agreement, as soon as practicable.

     (b) From the date of delivery of this notice, the Promissor and the Guarantor shall have the right to obtain copies of documents relating to the claim for indemnification which are necessary for them to study the question and defend their interests, and for this purpose the Beneficiaries shall provide the Promissor, the Guarantor and their counsel with reasonable access to these documents during their respective opening hours. Upon receipt of the above-mentioned notice, the Promissor and the Guarantor shall have forty (40) days within which to notify the Beneficiaries in writing of all their objections in relation to the claim and/or the amount of the claim. To the extent that the Promissor and the Guarantor have the benefit of the above forty (40) day notice period or, in the event of a claim which must be brought within a strict legal time frame with an expiry date which precedes the above forty (40) day period, a fifteen (15) day notice period, within which to notify their objections, and they have not notified the Beneficiaries within the specified time period of any specific objections to a claim and/or the amount of a claim as notified by anyone of the Beneficiaries, the uncontested claim shall be considered accepted by the Promissor and the Guarantor, and the Promissor and the Guarantor shall immediately have to pay to the Beneficiaries the amounts due relating to a claim for indemnification under this agreement.

     In the event that the Promissor and the Guarantor notify to the Beneficiaries any objection to any such claim or claims or to the related amount(s) within the specified time period, the parties shall meet without delay to try to reach an agreement over the existence and the amount of the indemnification obligation following the said demand.

     To the extent that the Promissor and the Guarantor deny their responsibility for any such claim for indemnification, the payment of the contested amount shall be due as soon as the parties have reached an agreement in writing on the amount of the indemnity due as a result of the said demand or as soon as a binding legal decision has been rendered.

     10.3   Claims by Third Parties

     In view of claims made by third parties against any of the Beneficiaries which could result in an obligation of the Promissor and the Guarantor to indemnify any of the Beneficiaries in accordance with this Article 10.3 ("Third Party Claims"), the Promissor and the Guarantor shall have the right to participate in but not to manage, the defence of any such Third Party Claim, through the intermediary of counsel chosen by the Promissor and the Guarantor and at their expense.

     Immediately following receipt by the Promissor and the Guarantor of notice from anyone of the Beneficiaries relating to a Third Party Claim, and in any event no later than fifteen (15) days following such notice (or within a shorter period if required in the circumstances) the Promissor and the Guarantor shall inform the Beneficiaries if they intend to participate in the defence of this claim. If the Promissor and the Guarantor do not so inform the Beneficiaries within this period, the Beneficiaries shall have the right to manage the defence and to settle the said Third Party Claim. In the latter case, the Promissor and the Guarantor hereby waive any right to contest any action or omission on the part of any one of the Beneficiaries in the defence or settlement of such a Third Party Claim.

11.  MISCELLANEOUS

     11.1   Settlement of Disputes

     ANY DIFFERENCE ARISING OUT OF OR IN RELATION TO THIS AGREEMENT SHALL BE EXCLUSIVELY BROUGHT BEFORE THE COMPETENT FRENCH COURTS.

     11.2   Applicable law

     This agreement is governed by and construed in accordance with French law.

     11.3   Notices

     All notices, requests, claims and other communications under this agreement shall be made in writing and deemed to be effective on the date of delivery if hand delivered, or if sent by registered letter with acknowledgement of receipt, on the date of first presentation of the letter, and where sent by facsimile, on the date of sending of the facsimile, as indicated on the facsimile confirmation:

     to the Promissor:

     for the attention of:     Mr. Walter Vandeputte
                               Mevra Beheer B.V.
                               3439 MG Nieuwegein
                               Galvanibaan, 1-3
                               Netherlands
                               Fax: 32 3 460 02 00

     to the First Beneficiary:

     for the attention of:     Mr. Philippe Bacou
                               Protection Participation
                               Z.I. Paris Nord II
                               13, rue de la Perdrix
                               93290 Tremblay en France
                               Fax: 33 (0) 1 49 90 70 70

     to the Second Beneficiary:

     for the attention of:     CTF Corporation NV
                               Mr. Antonius R. W. Knipping
                               PO Box 6085
                               Curacao - Netherlands Antilles
                               Fax : (599 9) 434 36 54

     to the Third Beneficiary:

     for the attention of:     Mr. Adrien W. Hebert
                               Sauvegarde LLC
                               250 Royal Palm Way
                               Palm Beach, Florida, USA
                               Fax: (401) 397 77 87

     to the Guarantor:

     for the attention of:     Mr. Walter Vandeputte
                               Vandeputte International N.V.
                               Binnensteenweg 160
                               B-2530 Boechout, Belgium
                               Fax: 00 32 3 460 02 00

     or to any other address notified by any of the parties hereto to the other parties in accordance with the provisions of this Article 11.3.

     11.4   Waiver

     No measure taken in accordance with this agreement, including any enquiry for or on behalf of any party, shall constitute a waiver by the party taking such a measure of any representation, warranty, engagement or agreement contained herein. The waiver by any of the parties of any breach of any of the provisions contained herein shall not result in or be considered as a waiver of any succeeding breach.

     11.5   Expenses

     Each of the parties hereto shall bear all fees and disbursements of any counsel, accountants and other respective experts as well as all other expenses incurred by it and resulting from the negotiation, preparation and conclusion of this agreement and from any operation arising from or envisaged by this agreement.

     11.6   Originals and Modifications

     This agreement (a) shall be signed in six (6) originals and (b)shall only be modified by a written document with the agreement of all the parties hereto.

     11.7   Right of Substitution and Transfer

     This agreement shall be enforceable against the parties hereto and their heirs, successors and assigns, and the parties hereto shall not transfer their rights and obligations hereunder without the prior written consent of the other parties, except that at any time prior to the Exercise Date, the First
Beneficiary may, with prior notification to the Promissor, transfer to the Second Beneficiary and/or to the Third Beneficiary all or part of its rights and obligations under the First Beneficiary Option, in which case, the rights and obligations of the First Beneficiary hereunder shall be assumed by the transferee prorata in accordance with the additional number of shares which the transferee is entitled to purchase as a result of such transfer, and all the provisions of this agreement shall be deemed to have been modified accordingly.

     11.8   Survival of Representations and Warranties

     Any representation contained in a certificate, document, financial statement, enclosure or other document made by the Promissor and the Guarantor, or on their behalf, in view of or in the context of this agreement, shall constitute a representation and warranty given for the purposes of this agreement. All representations and warranties of the Promissor and the Guarantor made or given in view of this agreement shall remain in effect following the execution of this agreement and the Closing.

     11.9   Confidentiality

     Subject to applicable legal obligations, the parties agree to maintain strict confidentiality as regards the matters contained herein and there shall be prior agreement between them as to the information and publicity to be effected upon the eventual completion of the transaction, provided that any disclosure of the matters contained herein by the Beneficiaries required by any applicable French or foreign regulations or required in connection with negotiations with any potential buyer and sale to any buyer in relation to the Transfer of Control of the Company shall be permitted. The Promissor and the Guarantor hereby undertake not to purchase or invest in, directly or indirectly, any shares of Bacou Inc. or any securities giving right to any such purchase or investment in any shares of Bacou Inc. or to the economic benefit of any such purchase or investment.

    11.10   Prior Agreements

     This agreement cancels and replaces any prior agreement which has as its object the transfer of the Shares.



     IN WITNESS WHEREOF the parties hereto have signed this agreement in six originals, on July 8, 2000.


THE PROMISSOR:


/s/ Walter Vandeputte
------------------------------
Name: Mr. Walter Vandeputte
Title: Chairman




/s/ Eric Vandoninck
------------------------------
Name: Mr. Eric Vandoninck
Title: Director



THE FIRST BENEFICIARY:


/s/ Philippe Bacou
------------------------------
Name: Mr. Philippe Bacou
Title: Gerant


THE SECOND BENEFICIARY:


/s/ Adrien W. Hebert
------------------------------
Name: Mr. Adrien W. Hebert
duly authorized

THE THIRD BENEFICIARY:


/s/ Adrien W. Hebert
------------------------------
Name: Mr. Adrien W. Hebert
duly authorized



THE GUARANTOR:


/s/ Walter Vandeputte
------------------------------
Name:1 Mr. Walter Vandeputte
duly empowered

     1 Signature to be preceded by the handwritten mention: "Connaissance prise du present contrat et notamment des obligations d'indemnisation visees a l'Article 10, bon pour garantie, irrevocable, solidaire et indivisible des obligations de la societe Mevra Beheer BV ("Promissor"), en faveur de Protection Participation ("First Beneficiary"), Hobar Corporation NV ("Second Beneficiary") et Sauvegarde LLC ("Third Beneficiary"), selon des termes et conditions du present contrat d'option d'achat de 470.953 actions de la Societe Bacou SA"./With knowledge of the contents of this agreement and in particular the indemnification obligations contained in Article10, good for guarantee, irrevocable, joint and several and indivisible, of the obligations of Mevra Beheer BV ("Promissor") in favour of Protection Participation ("First Beneficiary"), Hobar Corporation NV ("Second Beneficiary] ("Third Beneficiary"), in accordance with the terms and conditions of this agreement for an option to purchase 470,953 shares of the company Bacou SA.

                  Terms and Conditions of Pre-Exemption Rights



1) Parties : Pre-emption right granted to the Promissor by Bacou S.A relating to all of the shares owned by the latter in the capital of the company Bacou Developpement (the "Bacou Developpement Shares").

2) Conditions of grant : In the event that Bacou S.A wishes to transfer at least two third of the issued shares of Bacou Developpement to a third party, Bacou S.A shall notify the Promissor, stating the name of the proposed transferee, the price and the main mode of transfer.

    The pre-emption right granted to the Promissor shall not apply in the event of internal transfer by Bacou S.A of all or part of the Bacou Developpement Shares to any entity in the Bacou group (a "Reclassification"), in other words, any entity directly or indirectly controlled by Bacou S.A., which directly or indirectly controls Bacou S.A., or which is under the same control, direct or indirect, as Bacou S.A, it being understood that the notion of "control" for present purposes shall have the meaning in article 355-1 of the Law of July 24, 1966 relating to Commercial Companies.

    In the event of Reclassification, the Bacou group entity to which the Bacou Developpement Shares are transferred shall assume the obligations of Bacou S.A. as concerns the pre-emption right, for the remaining duration of such right.

3) Implementation : As from the notification by Bacou S.A. of its intention to transfer and of the terms of such transfer and the contractual agreements relating to the transfer and to the distribution of the products of Bacou S.A and its affiliates (hereafter the "Contractual Terms"), the Promissor shall have a 21 calendar day period within which to notify Bacou S.A. that it wishes to exercise its pre-emption right (the "Reply Period").

    The Promissor shall only be able to exercise the pre-emption right in accordance with terms and conditions strictly identical to the Contractual Terms. In the event of exercise of the pre-emption right, the transfer of the Bacou Developpement Shares and the signature of the contractual agreements relating to the Contractual Terms must occur at the latest within the 30 days following the expiration of the Reply Period.

4) Duration : The pre-emption right shall terminate on the 270th day after the Closing.

5) Transfer : The pre-emption right is for the sole benefit of the Promissor and is non-transferrable.

6) Applicable law : French law.

7) Competent Court : French Commercial Court.

                             Forms of Legal Opinion

                              [Letterhead of Firm]



                                                              [__________], 2000



[First Beneficiary]
[Second Beneficiary]
[Third Beneficiary]



Gentlemen:

     We have acted as Luxembourg counsel of Alesia [S.A.] ("Alesia"), a Luxembourg [societe anonyme] organised and existing under the laws of Luxembourg, in connection with the share purchase agreement (the "Agreement") dated |_________], 2000 between Alesia and [Mevra BV] ("Mevra"), a Dutch company organised and existing under the laws of The Netherlands, pursuant to which Alesia has sold to Mevra [___________] shares (the "Shares") of Bacou S.A. ("Bacou S.A."), a French societe anonyme, organised and existing under the laws of the French Republic.

     This opinion is delivered to you pursuant to the agreement (the "Subsequent Agreement") to be entered into between Mevra, the First Beneficiary, the Second Beneficiary, the Third Beneficiary and Vandeputte International NV acting as guarantor of the obligations of Mevra pursuant to which Mevra shall grant an option to the First Beneficiary, the Second Beneficiary and the Third Beneficiary to purchase the Shares.

     We have been provided with and have examined the following documents:

     (i)     a copy of the by-laws of Alesia dated  [___________] and an extract
             of  the  Luxembourg   Register  of  Commerce  and  Companies  dated
             [_______] concerning Alesia;

     (ii) a copy of the Minutes of the Board of Directors' Meeting of Alesia dated [___________];

     (iii) a copy of the Minutes of the Shareholders' Meeting of Alesia dated [___________];

     (iv) a copy of the certified consolidated financial statements of Bacou S.A. for fiscal years 1998 [and 1999];

     (v)     an executed copy of the Agreement;

     (vi)    a copy of the Subsequent Agreement;

     (vii) copies of such other documents as we have deemed appropriate for the purpose of our present opinion;

     (the documents referred to in (i) through (iv) and (vii) above hereinafter called the "Corporate Documents").

     In rendering this opinion, we have assumed without any independent investigation or verification the genuineness of all signatures appearing on the documents submitted to us in connection with this opinion, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the original of such copies. [We have also assumed that the Subsequent Agreement will be executed in the form attached to this opinion by the authorised representatives of the parties thereto.]

     We  have  also   assumed,   without  any   independent   investigation   or
verification, that:

1. Mevra (a) is duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the full power and authority to enter into and perform its obligations under the Agreement, and (c) has taken all necessary action to authorise the execution of such Agreement and the performance of its obligations thereunder, and that the signatory of such Agreement acting on behalf of Mevra has the capacity and power to execute and deliver such Agreement on behalf of Mevra, and to that effect has received all authorisations required.

2. [The Agreement creates legal, valid, binding and enforceable obligations under the laws of the Netherlands and neither its execution nor the performance of the transactions contemplated therein contravenes or is rendered invalid, not binding or unenforceable by any applicable law of any other jurisdiction, other than the laws of Luxembourg.]2

     2 Only if the Agreement is submitted to the laws of The Netherlands and not to the laws of Luxembourg.

3. None of the Corporate Documents have been amended since the date as of which it was certified to be true, correct and complete and all Corporate Documents are still in full force and effect.

     The opinion expressed herein is limited to the laws of Luxembourg where we are admitted as [_________]. No opinion is given herein as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, under Luxembourg law as now in effect and interpreted by the Luxembourg courts it is our opinion that:

1. Alesia is a [societe anonyme] incorporated and validly existing under the laws of Luxembourg.

2. Prior to the transfer of ownership of the Shares to Mevra pursuant to the Agreement, Alesia had full and valid title to the Shares and such title is free from any lien, charge, encumbrance or claim or any other third-party rights.

3. Alesia has the power and authority to enter into and perform the Agreement and has taken all necessary corporate action to authorise the execution of the Agreement and the performance of its obligations thereunder.

4. [The Agreement creates legal, valid and binding obligations of Alesia and Mevra enforceable against them in accordance with its terms.]3

     3    Only if the Agreement is submitted to the laws of Luxembourg.

5. The transfer of ownership of the Shares from Alesia to Mevra pursuant to the Agreement has been validly effected and may not be challenged in any manner whatsoever.

6. [The stated choice of the laws of The Netherlands to govern the Agreement is valid under the laws of Luxembourg, and a Luxembourg court would uphold such choice of law if the matter were submitted to it.]4 / [A Luxembourg court would give effect to the provisions in the Agreement expressly designating the laws of Luxembourg as governing the Agreement and its interpretation.]5

     4    Only if the Agreement is submitted to the laws of The Netherlands.

     5    Only if the Agreement is submitted to the laws of Luxembourg.

7. [A court in Luxembourg would recognise as a valid judgement enforceable in Luxembourg against Alesia, without a review of the merits or of the jurisdiction of the court rendering the decision, and without any special procedure being required other than a simple application to the Luxembourg court, any final judgement obtained against such company in the courts of The Netherlands based upon the Agreement, provided that the judgement meets the requirements of Title III, Recognition and Enforcement, of the Brussels Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters of September 27, 1968 as modified.]6

     6 Only if the Agreement provides for the jurisdiction of a Netherlands court.

8. The execution and performance by Alesia of the Agreement do not violate any Luxembourg law or regulation.

9. No authorisation, approval, consent or other action by, and no notice to or registration or filing with any governmental or regulatory body in or of Luxembourg is required in connection with the execution or performance of the Agreement by Alesia.

     The opinion expressed herein is solely for your benefit in connection with the Agreement and may not be delivered or relied upon in any manner or for any purpose by any other person.

                              [Letterhead of Firm]



                                                              [__________], 2000



[First Beneficiary]
[Second Beneficiary]
[Third Beneficiary]



Gentlemen:

     We have acted as Dutch counsel to Mevra BV ("Mevra"), a Dutch company organised and existing under the laws of The Netherlands, in connection with (i) a share purchase agreement (the "First Agreement") dated |_________], 2000
between Mevra and Alesia [S.A.] ("Alesia"), a Luxembourg [societe anonyme] organised and existing under the laws of Luxembourg, pursuant to which Alesia has sold to Mevra [___________] shares of Bacou S.A. ("Bacou S.A."), a French societe anonyme, organised and existing under the laws of the French Republic,
(ii) a share purchase agreement (the "Second Agreement") dated _________, 2000, between Mevra and Mr. Gilbert Vandeputte pursuant to which Mr. Gilbert Vandeputte has sold to Mevra 1,001 shares of Bacou SA and (iii) an agreement (the "Third Agreement") to be entered into between Mevra, the First Beneficiary, the Second Beneficiary and the Third Beneficiary, and members of the Vandeputte family acting as guarantors of the obligations of Mevra (the "Guarantors"), pursuant to which Mevra shall grant an option to the First Beneficiary, the Second Beneficiary and the Third Beneficiary to purchase the 470,953 shares of Bacou SA (the "Shares").

     We have been provided with and have examined the following documents:

     (i) a copy of the by-laws of Mevra dated [___________] and of the registration certificate of Mevra dated [_______];

     (ii) a copy of the Minutes of the Board of Directors' Meeting of Mevra dated [___________];

     (iii) a copy of the Minutes of the Shareholders' Meeting of Mevra dated [___________];

     (iv) a copy of the certified consolidated financial statements of Bacou S.A. for the fiscal years 1998 [and 1999];

     (v)     an executed copy of the First Agreement;

     (vi)    an executed copy of the Second Agreement;

     (vii)   a copy of the Third Agreement;

     (viii) copies of such other documents as we have deemed appropriate for the purpose of our present opinion.

     (the documents referred to in (i) through (iv) and (viii) above hereinafter called the "Corporate Documents" and the documents referred to in (v), (vi) and (vii) hereinafter called each the "Agreement" or collectively the "Agreements").

     In rendering this opinion, we have assumed without any independent investigation or verification the genuineness of all signatures appearing on the documents submitted to us in connection with this opinion, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the original of such copies. [We have also assumed that the Third Agreement will be executed in the form attached to this opinion by the authorised representatives of the parties thereto other than Mevra and by Mr. ________, acting as representative of Mevra.]

     We  have  also   assumed,   without  any   independent   investigation   or
verification, that:

1. Each of Alesia, the First Beneficiary, the Second Beneficiary and the Third Beneficiary (a) is duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the full power and authority to enter into and perform its obligations under the Agreement to which it is a party, and (c) has taken all necessary action to authorise the execution of such Agreement and the performance of its obligations thereunder, and that all signatories of such Agreements acting on behalf of Alesia, the First Beneficiary, the Second Beneficiary and the Third Beneficiary, respectively, have the capacity and power to execute and deliver such Agreements on behalf of Alesia, the First Beneficiary, the Second Beneficiary and the Third Beneficiary, respectively, and to that effect have received all required authorisations.

2. The Guarantor has the capacity and power to execute, deliver and perform the Third Agreement.

3. [The First Agreement creates legal, valid, binding and enforceable obligations under the laws of Luxembourg and neither its execution nor the performance of the transactions contemplated therein contravenes or is rendered invalid, not binding or unenforceable by any applicable law of any jurisdiction, other than the laws of The Netherlands.]7

     7    Only if the First Agreement is submitted to the laws of Luxembourg.

4. The Third Agreement once duly executed shall create legal, valid, binding and enforceable obligations under the laws of the French Republic and neither its execution nor the performance of the transactions contemplated therein contravenes or is rendered invalid, not binding or unenforceable by any applicable law of any jurisdiction, other than the laws of The Netherlands.

5. None of the Corporate Documents has been amended since the date as of which it was certified to be true, correct and complete, and all Corporate Documents are still in full force and effect.

6. Mr. Gilbert Vandeputte has the power and authority to enter into and perform the Second Agreement.

     The opinion expressed herein is limited to the laws of The Netherlands where we are admitted as [_________]. No opinion is given herein as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, under Dutch law as now in effect and interpreted by the Dutch courts, it is our opinion that:

1. Mevra is a [BV company] incorporated and validly existing under the laws of The Netherlands.

2. Mevra has the power and authority to enter into and perform the Agreements and has taken all necessary corporate action to authorise the execution of the Agreements and the performance of its obligations thereunder. Mr. [ ], as representative of Mevra, has due power and authority to execute the Agreements on behalf of Mevra.

3. [The First Agreement creates legal, valid and binding obligations of Alesia and Mevra enforceable against them in accordance with its terms and the ownership of the Shares has been validly transferred to Mevra.]8 [The Second Agreement creates legal, valid and binding obligations of Mr. Gilbert Vandeputte and Mevra enforceable against them in accordance with its terms and the ownership of the Shares has been validly transferred to Mevra.]8

     8    Only if the Agreement is submitted to the laws of The Netherlands.

4.   Mevra's ownership of Shares may not be challenged in any manner whatsoever.

5. [The stated choice of the laws of Luxembourg to govern the First Agreement is valid under the laws of The Netherlands, and a Dutch court would uphold such choice of law if the matter were submitted to it.]9 / [A Dutch court would give effect to the provisions in the First Agreement expressly designating Dutch law as governing the First Agreement and its interpretation.]10

     9    Only if the Agreement is submitted to the laws of Luxembourg.

     10   Only  if  the  First  Agreement  is  submitted  to  the  laws  of  The
          Netherlands.

6. [The stated choice of the laws of Luxembourg to govern the Second Agreement is valid under he laws of the Netherlands and a Dutch Court would uphold such choice of law if the matter were submitted to it]11

     11   Only if the Second Agreement is submitted to the laws of Luxembourg.

     [A Dutch Court would give effect to the provisions in the Second Agreement expressly designating Dutch law as governing the Second Agreement and its interpretation.]12

     12 Only if the Second Agreement is submitted to the laws of the Netherlands.

7. The stated choice of the laws of the French Republic to govern the Third Agreement is valid under the laws of The Netherlands and a Dutch court would uphold such choice if the matter were submitted to it.

8. A court in The Netherlands would recognise as a valid judgement enforceable in The Netherlands against Mevra, without a review of the merits or of the jurisdiction of the court rendering the decision, and without any special procedure being required other than a simple application to the Dutch court, any final judgement obtained against such company in the courts of France based upon the Third Agreement, provided that the judgement meets the requirements of Title III, Recognition and Enforcement, of the Brussels Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters of September 27, 1968 as modified.

9. The execution and performance by Mevra of the Agreements do not violate any Dutch law or regulation.

10. No authorisation, approval, consent or other action by, and no notice to or registration or filing with, any governmental or regulatory body in or of The Netherlands is required in connection with the execution or performance of the Agreements by Mevra.

     The opinion expressed herein is solely for your benefit in connection with the Third Agreement and may not be delivered or relied upon in any manner or for any purpose by any other person.

                              [Letterhead of Firm]



                                                              [__________], 2000



[First Beneficiary]
[Second Beneficiary]
[Third Beneficiary]



Gentlemen:

     We have acted as Belgian counsel of (i) Vandeputte International NV, a company organised under the laws of Belgium, having its registered office at [________], registered at [_________], under number [_________] (the
"Guarantor"), in connection with the agreement (the "Mevra Agreement") to be entered into between Mevra Beheer BV ("Mevra"), a Dutch company organised and existing under the laws of The Netherlands, the First Beneficiary, the Second Beneficiary and the Third Beneficiary, and the Guarantor, pursuant to which (i) Mevra shall grant to the First Beneficiary, the Second Beneficiary and the Third Beneficiary an option to purchase 470,953 shares of Bacou S.A., a French societe anonyme, organised and existing under the laws of the French Republic ("Bacou SA") and (ii) the Guarantor shall guarantee the obligations of Mevra set forth in the Agreement.

     We have been provided with and have examined the following documents:

     (i)    a copy of the by-laws of the Guarantor;

     (ii)   a copy of the minutes of [_________] of the Guarantor;

     (iii)  a copy of the Mevra Agreement;

     (iv) copies of such other documents as we have deemed appropriate for the purpose of our present opinion;

     (the documents referred to in (i) and (iv) above hereinafter called the "Documents").

     In rendering this opinion, we have assumed without any independent investigation or verification the genuineness of all signatures appearing on the documents submitted to us in connection with this opinion, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the original of such copies. [We have also assumed that the Mevra Agreement will be executed in the form attached to this opinion by the authorised representatives of the parties thereto other than Vandeputte International NV and by Mr. ________, acting as representative of Vandeputte International NV.]

     We  have  also   assumed,   without  any   independent   investigation   or
verification, that:

1. Each of Mevra, the First Beneficiary, the Second Beneficiary and the Third Beneficiary (a) is duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the full power and authority to enter into and perform its obligations under the Mevra Agreement, and (c) has taken all necessary action to authorise the execution of the Mevra Agreement to which it is a party and the performance of its obligations thereunder, and that all signatories of such Agreement acting on behalf of Mevra, the First Beneficiary, the Second Beneficiary and the Third Beneficiary, respectively, have the capacity and power to execute such Agreement on behalf of Mevra, the First Beneficiary, the Second Beneficiary and the Third Beneficiary, respectively, and to that effect have received all authorisations required.

2. The Mevra Agreement once duly executed shall create legal, valid, binding and enforceable obligations under the laws of the French Republic and neither its execution nor the performance of the transactions contemplated therein contravenes or is rendered invalid, not binding or unenforceable by any applicable law of any jurisdiction, other than the laws of Belgium.

3. None of the Documents has been amended since the date as of which it was certified to be true, correct and complete and all Documents are still in full force and effect.

     The opinion expressed herein is limited to the laws of Belgium where we are admitted as [_________]. No opinion is given herein as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, under Belgian law as now in effect and interpreted by Belgian courts it is our opinion that:

1. The Guarantor has the power and authority to execute and perform the Mevra Agreement, and has taken all necessary corporate action to authorise the execution of the Mevra Agreement and the performance of its obligations hereunder. Mr. [___],as representative of the Guarantor, has due power and authority to execute the Mevra Agreement on behalf of the Guarantor.

2. The stated choice of the laws of the French Republic to govern the Mevra Agreement is valid under the laws of Belgium, and a Belgian court would uphold such choice of law if the matter were submitted to it.

3. A court in Belgium would recognise as a valid judgement enforceable in Belgium against the Guarantor, without a review of the merits or of the jurisdiction of the court rendering the decision, and without any special procedure being required other than a simple application to the Belgian court, any final judgement for a sum of money obtained against the Guarantor in the courts of France based upon the Mevra Agreement, provided that the judgement meets the requirements of Title III, Recognition and Enforcement, of the Brussels Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters of September 27, 1968 as modified.

4. The execution and performance by the Guarantor of the Mevra Agreement does not violate any Belgian law or regulation.

5. No authorisation, approval, consent or other action, and no notice to or registration or filing with, any governmental or regulatory body in or of Belgium is required in connection with the execution or performance of the Mevra Agreement by the Guarantor.

     The opinion expressed herein is solely for your benefit in connection with the Mevra Agreement and may not be delivered or relied upon in any manner or for any purpose by any other person.

                                                                         Annex 3



                                     Pledge

                          DECLARATION DE GAGE DE COMPTE
                            D'INSTRUMENTS FINANCIERS



              La presente declaration est soumise aux dispositions
                           de l'Article 29 de la Loi
                      no 83-1 du 3 janvier 1983, modifiee
                     par la Loi no 96-597 du 2 juillet 1996



LE SOUSSIGNE :

Mevra Beheer BV, une societe de droit neerlandais, ayant son siege social a 3439 MG Nieuwegein, Galvanibaan, 1-3, Hollande, immatriculee au Registre du Commerce sous le numero 301 276 74, representee par Mr. Walter Vandeputte, son president, et Monsieur Eric Vandoninck, son directeur, dument habilite,


(ci-apres designe le "Constituant")



CONSTITUE EN GAGE LE COMPTE SPECIAL D'INSTRUMENTS FINANCIERS :

no [___________]



(ci-apres designe le "Compte Gage")



OUVERT AU NOM DU CONSTITUANT DANS LES LIVRES DE :

Bacou SA (RCS Roman 348 982 307)


     (ci-apres designe le "Teneur de Compte").



DANS LEQUEL SONT INSCRITS INITIALEMENT LES INSTRUMENTS FINANCIERS CI-APRES :



Nature: Actions nominatives d'une valeur nominale de 110 francs chacune (les "Actions").

Emetteur:  Bacou SA,  societe  anonyme au capital  de FRF  136.038.870,  dont le siege social est 168, avenue des Aureats, 26000 Valence, immatriculee sous le numero unique d'immatriculation RCS Roman 348 982 307 (la "Societe").

Nombre:    470.953 Actions.




AU BENEFICE DES CREANCIERS GAGISTES :

(a) Hobar Corporation NV, societe de droit des Antilles Neerlandaises dont le siege social est Caracasbaaiveg 201, Curacao (ci-apres "Hobar"), agissant tant en son nom et pour son compte que comme mandataire et tiers nanti de Protection Participation, societe civile dont le siege social est situe a Z.I. Paris Nord II, 13, rue de la Perdrix, 93290 Tremblay-en-France, immatriculee au Registre du Commerce et des Societes de Bobigny (ci-apres "Protection Participation") et de Sauvegarde LLC, societe de droit de l'Etat du Delaware, ayant son siege social 250 Royal Palm Way, Palm Beach, Floride, USA (ci-apres "LLC"),

(b) Les successeurs et ayants-droit de Hobar, Protection Participation et LLC, y compris tout successeur et ayant-droit de Hobar dans les fonctions de mandataire

(ci-apres denommes les "Creanciers")

EN GARANTIE AU TITRE DES OBLIGATIONS CI-APRES DEFINIES :



Nature: Obligations du Constituant au titre des options consenties par le Constituant en faveur des Creanciers aux termes des Articles 1.1 et
           1.2 du Contrat en date du 8 juillet 2000, conclu entre les Creanciers, le Constituant et la societe Vandeputte International NV (la "Convention").


(ci-apres designees les "Obligations Garanties").

DANS LES CONDITIONS SUIVANTES :

Conformement aux dispositions de l'Article 29 de la Loi n(degree) 83-1 du 3 janvier 1983, modifiee par la Loi n(degree) 96-597 du 2 juillet 1996, le Constituant affecte en nantissement au benefice des Creanciers, representes par Hobar, le Compte Gage, en garantie du respect des Obligations Garanties.

Le Constituant declare :

- que le Compte Gage, ainsi que les instruments financiers objets de la presente declaration, ne sont frappes d'aucune indisponibilite a quelque titre que ce soit ;

- qu'il a la pleine propriete des Actions, sans restriction ou limitation de quelque nature que ce soit, et que les Actions ne font l'objet d'aucune cession, gage, surete, saisie, sequestre ou autre droit quelconque au profit de tiers ;

- qu'il a tous pouvoirs et pleine capacite pour signer et executer la presente declaration de gage de compte d'instrument financiers et a obtenu toutes autorisations a cette fin; et

- qu'aucune disposition statutaire ou contractuelle limitant le transfert des Actions n'est applicable en cas de realisation du gage.

Le Constituant s'engage :

- a ne pas presenter les Actions a la Societe en vue d'un rachat en cas de reduction non motivee par des pertes ;

- a ne consentir en faveur de tout tiers de droit quelconque sur le Compte Gage et les Actions et sur les instruments financiers qui sont ou doivent etre inscrits sur le Compte Gage ;

-    a rester actionnaire de la Societe ;

- a exercer les droits de vote attaches aux Actions et instruments financiers qui sont ou doivent etre inscrits sur le Compte Gage de maniere a ne pas affecter les droits des Creanciers, notamment s'agissant de la realisation du gage ; et

- a defendre les droits des Creanciers sur le Compte Gage et sur les Actions et instruments financiers qui y sont inscrits et sommes en toute monnaie figurant dans le Compte Gage, contre toute action et pretention de tiers.

Les instruments financiers figurant dans le Compte Gage, ceux qui leur sont substitues ou les completent, de quelque maniere que ce soit, ainsi que leurs fruits et produits en toute monnaie, sont compris dans l'assiette du gage. Toutefois, les Creanciers autorisent la mise a disposition du Constituant et la perception par celui-ci des dividendes auxquels donnent droit les Actions des leur inscription sur le Compte Gage.

Jusqu'a apurement des Obligations Garanties, le Constituant ne pourra pas disposer des instruments financiers inscrits dans le Compte Gage. Par exception a ce qui precede, lors de tout exercice de l'option prevue a l'Article 1 de la Convention par les Creanciers, le Constituant pourra ceder aux Creanciers un nombre d'Actions inscrites sur le Compte Gage egal a celui vise dans l'exercice de l'Option susvise.

Si le Constituant n'execute pas les Obligations Garanties, pour quelque cause que ce soit, Hobar pourra, a l'expiration d'un delai de huit jours a compter d'une mise en demeure adressee au Constituant, proceder a la realisation du gage conformement aux textes en vigueur.

La presente declaration de gage de compte d'instruments financiers sera notifiee au Teneur de Compte puis remise a Hobar.

Les frais relatifs aux presentes seront a la charge du Constituant.

La presente declaration de gage de compte d'instruments financiers ainsi que les obligations du Constituant qui y sont prevues sont irrevocables et s'appliquent de plein droit, nonobstant tout renouvellement, prorogation ou modification des termes de la Convention.

Les obligations du Constituant au titre de la presente declaration de gage de compte d'instruments financiers demeureront en vigueur et produiront tous leurs effets jusqu'a l'apurement des Obligations Garanties.

La presente declaration de gage de compte d'instruments financiers est soumise au droit francais. Toute contestation relative a la validite, l'interpretation ou l'execution des presentes sera de la competence des Tribunaux du ressort de la Cour d'Appel de Paris.



     Fait a Paris, le [_] juillet 2000 en trois (3) exemplaires originaux, dont un pour l'enregistrement (effectue a la diligence de Hobar et aux frais du Constituant).



     LE CONSTITUANT13

     13 Signature precedee de la mention manuscrite : "Bon pour gage de compte d'instruments financiers en garantie des obligations du Constituant envers les Creanciers au titre de l'Option."


     -------------------------
     [------------------------]
     Par : Monsieur Walter Vandeputte



     -------------------------
     [------------------------]
     Par : Monsieur Eric Vandoninck


     Bon pour Accord


     --------------------------
     Hobar agissant
     tant en son nom propre et pour
     son propre compte qu'en
     qualite de mandataire et de tiers nanti au nom et pour le compte de Protection Participation et de Sauvegarde LLC


     Par : Monsieur Adrien W. Hebert

                                TABLE OF CONTENTS


                                                                            Page


1.   OPTION....................................................................3
     1.1    Option to Purchase the Shares......................................3
     1.2    Exercise of the Option.............................................3
     1.3    Purchase Price.....................................................4
     1.4    Supplementary Price................................................5
     1.5    Deposit............................................................7
2.   CLOSING...................................................................8
3.   CONDITION SUBSEQUENT ("Clause Resolutoire")...............................9
4.   PLEDGE OF THE SHARES......................................................9
5.   ESCROW ACCOUNT............................................................9
6.   COVENANTS.................................................................9
7.   REPRESENTATIONS AND WARRANTIES OF THE PROMISSOR AND THE GUARANTOR........10
     7.1    Constitution......................................................10
     7.2    Authorisation, Competence.........................................10
     7.3    Ownership of the Shares...........................................11
     7.4    Absence of Restrictions on the Promissor..........................11
     7.5    Absence of Restrictions on the Guarantor..........................11
     7.6    Enforceability....................................................11
     7.7    Relations between the Guarantors and the Promissor................12
8.   REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARIES......................12
     8.1    Constitution......................................................12
     8.2    Authorisation, Competence.........................................12
9.   COMMON DECLARATIONS OF THE PROMISSOR, THE GUARANTOR......................12
10.  INDEMNIFICATION..........................................................12
     10.1   Obligations of Indemnification....................................12
     10.2   Notification of Claims............................................13
     10.3   Claims by Third Parties...........................................13
11.  MISCELLANEOUS............................................................14
     11.1   Settlement of Disputes............................................14
     11.2   Applicable law....................................................14
     11.3   Notices...........................................................14
     11.4   Waiver............................................................15
     11.5   Expenses..........................................................15
     11.6   Originals and Modifications.......................................15
     11.7   Right of Substitution and Transfer................................16
     11.8   Survival of Representations and Warranties........................16
     11.9   Confidentiality...................................................16
     11.10  Prior Agreements..................................................16